UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2024
Summit Midstream Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42201	99-3056990
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrants’ telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On December 2, 2024 (the “Closing Date”), Summit Midstream Corporation, a Delaware corporation (the “Company”), consummated the previously announced transaction (the “Transaction”) contemplated by that certain Business Contribution Agreement, dated as of October 1, 2024 (the “Business Contribution Agreement”), by and among the Company, Summit Midstream Partners, LP (the “Partnership”) and Tall Oak Midstream Holdings, LLC (“Tall Oak”).
On the Closing Date, pursuant to the terms of the Business Contribution Agreement, Tall Oak contributed all of its equity interests in Tall Oak Midstream Operating, LLC (“Tall Oak Opco”), to the Partnership, in exchange for aggregate consideration in an amount equal to (i) $425,000,000, which consisted of (x) $155,000,000 in cash consideration, and (y) 7,471,008 shares of Class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock”) and 7,471,008 common units representing limited partner interests of the Partnership (the “Partnership Units” and together with the Class B Common Stock, the “Securities”) and (ii) up to $25 million contingent consideration in cash over certain measurement periods through March 31, 2026. On the Closing Date, Tall Oak transferred 6,524,467 of the Partnership Units and associated shares of Class B Common Stock to Connect Midstream, LLC, an entity controlled by Tailwater Energy Fund III, LP (“Tailwater”), and 946,541 of the Partnership Units and associated shares of Class B Common Stock to Tall Oak Midstream Investments, LLC (“TOMI”), a third party unaffiliated with either the Company or Tall Oak. As a result, as of December 2, 2024, Connect Midstream, LLC owns approximately 36% of the Company’s outstanding voting equity and TOMI owns approximately 5% of the Company’s outstanding voting equity.
The information set forth above is qualified in its entirety by reference to the full text of the Business Contribution Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2024, and is incorporated herein by reference.
Amended and Restated Agreement of Limited Partnership
On the Closing Date, in connection with and upon the consummation of the Transaction, Summit Midstream GP, LLC, in its capacity as the general partner of the Partnership, entered into that certain Sixth Amended and Restated Agreement of Limited Partnership, dated as of December 2, 2024 (the “Partnership Agreement”), with the Company and Tall Oak, as limited partners, to provide for or reflect, among other things:
•the admission of Tall Oak as a limited partner; and
•Tall Oak’s right to redeem the Partnership Units (together with one share of Class B Common Stock for each Partnership Unit redeemed) for shares of the Company’s Common Stock on a one-for-one basis, or, at the Partnership’s election, cash.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Investor and Registration Rights Agreement
On the Closing Date, in connection with and upon the consummation of the Transaction, the Company and Tall Oak entered into that certain Investor and Registration Rights Agreement, dated as of December 2, 2024 (the “Investor and Registration Rights Agreement”), providing for, together with the Certificate of Designation (as defined below), certain rights and obligations with respect to the governance of the Company, including rights to elect a number of members of the Company’s board of directors (the “Board”) based on Tall Oak’s (and its designees) beneficial ownership of the Company, and certain registration rights with respect to the Common Stock issuable upon redemption of the Securities.
Governance
On the Closing Date, in accordance with the Investor Agreement and the Certificate of Designation, the current members of the Board authorized an increase in the number of members of the Board from seven to eleven. To fill the resulting vacancies, also on the Closing Date, Tall Oak, by written consent, elected four new members to the Board (the “TW Directors”). So long as Tall Oak and its permitted transferees continuously own the following threshold amounts of shares of Common Stock, on an as converted basis (the “Total Shares”), Tailwater will have the right to elect TW Directors to the Board, and the Board will be composed in part of TW directors as specified below:
•up to four TW Directors, until such time as until such time as the number of shares of Common Stock issuable to Tall Oak upon redemption or exchange of the Common Units and Class B Common Stock held by Tall Oak (the “Total Class B Ownership”) continuously held is less than or equal to 32% of the Total Shares;

•up to three TW Directors, until such time as the Total Class B Ownership continuously held is less than 28% of the Total Shares;
•up to two TW Directors, until such time as the Total Class B Ownership continuously held is less than 20% of the Total Shares; and
•up to one TW Director, until such time as the Total Class B Ownership continuously held is less than 10% of the Total Shares.
In accordance with the Certificate of Designation and the Investor and Registration Rights Agreement, the TW Directors will be elected by the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a class and to the exclusion of the Common Stock and any other class or series of capital stock of the Company, and may be so elected either (i) by written consent or (ii) at annual or special meetings called for the purpose of electing directors.
Lock-Up and Ownership Restrictions
Pursuant to the Investor and Registration Rights Agreement, the Securities held by Tall Oak may not be redeemed or exchanged for Common Stock of the Company until one year after the Closing Date, after which time 50% of the Securities will be available for resale, with the remaining 50% available for resale two years after the Closing Date. With respect to its Securities, TOMI is required to exercise its redemption right in full on the fourth business day following the Closing or, if Closing occurs on or prior to December 31, 2024, on January 1, 2025. However, TOMI may not sell the Common Stock received upon redemption until six months after the Closing Date, after which time 50% of such Common Stock will be available for resale, with the remainder of the Common Stock held by TOMI being available for resale beginning one year after the Closing Date. While Tall Oak owns any of the Securities, Tall Oak may not acquire any additional Common Stock, participate in or solicit others to participate in a group seeking to control or influence the management, the Board or the policies of the Company.
Registration Rights
Pursuant to the Investor and Registration Rights Agreement, the Company is required to file a registration statement to register the registrable securities held by Tall Oak and TOMI, by the later of (i) 90 days after the Closing or (ii) 30 days after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The holders of registrable securities, including TOMI, will also have certain “piggy-back” rights to include registrable securities in underwritten offerings conducted by the Company for its own account and for the account of any holder of Common Stock. The Company will bear the expenses incurred in connection with the filing of any such registration statements (other than any underwriting fees, discounts and selling commissions attributable to the sale of registrable securities and Tall Oak’s legal fees in excess of $400,000). The Investor and Registration Rights Agreement also provides that, except as part of an underwritten offering pursuant thereto, the holders of registrable securities who participate in such offering or who beneficially own 5% or more of the outstanding shares of Common Stock at such time may not transact as to any economic, voting or other rights in or to any equity securities of the Company, or otherwise transfer or dispose of any equity securities of the Company, directly or indirectly, without prior written consent from the Company during the seven days prior to, and lasting 90 days after the date of the closing of such offering.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor and Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Certificate of Designation
On the Closing Date, in connection with and upon the consummation of the Transaction, the Company filed that certain Certificate of Designation, dated as of December 2, 2024 (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which among other things, designates a series of the Company’s “Blank Check Common Stock” as the “Class B Common Stock” issued to Tall Oak in connection with the Transaction.
At the Closing, in accordance with the Business Contribution Agreement, the Company issued 7,471,008 shares of Class B Common Stock to Tall Oak and its designees. The shares of Class B Common Stock are non-economic interests in the Company, and no dividends may be declared or paid on the Class B Common Stock. The holders of shares of Class B Common Stock will not be entitled to receive any of the Company’s assets in the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up.

The shares of Class B Common Stock are not convertible into any of the Company’s other securities. However, if a holder exchanges one Partnership Unit for one share of Common Stock, it must also surrender to the Company one share of Class B Common Stock for each Partnership Unit exchanged.
As described above, the Certificate of Designation also sets forth, in connection with the Investor and Registration Rights Agreement, the right to designate the TW Directors, the terms upon which Tall Oak may designate such TW Directors, and the voting rights of Tall Oak (and its designees) in connection with its ownership of the Securities.
The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
First Amendment to Amended and Restated Loan and Security Agreement
On November 29, 2024, in anticipation of the closing of the Transaction, the Company and certain of its subsidiaries entered into the First Amendment to the Amended and Restated Loan and Security Agreement (the “ABL Amendment”), pursuant to which the Company amended its revolving credit facility governed by that certain Amended and Restated Loan and Security Agreement, dated as of July 26, 2024 (as amended, the “Credit Agreement”), by and among the Company, the Partnership, Summit Midstream Holdings, LLC, a Delaware limited liability company (“Summit Holdings”), the subsidiaries of Summit Holdings party thereto, the lenders party thereto from time to time and Bank of America, N.A., as agent for such lenders. The ABL Amendment, among other things, amends the Credit Agreement to clarify that the issuance of the Partnership Units in connection with the Transaction does not result in a Change in Control (as defined in the Credit Agreement) under the Credit Agreement.
The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Amendment, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.01.
On the Closing Date, as a result of the consummation of the Transaction and on the terms and pursuant to the conditions contained in the Business Contribution Agreement, the Partnership received all of the issued and outstanding equity interest of Tall Oak Opco from Tall Oak. The aggregate consideration for the Transaction was $155 million in cash consideration, the Securities, and up to $25 million contingent consideration in cash over certain measurement periods through March 31, 2026.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Business Contribution Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 2, 2024, and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information included in each of Item 1.01 and Item 2.01 of this Current Report on Form 8-K, insofar as it pertains to the issuance and sale of the Securities and the terms by which such Securities may be redeemed or exchanged for the Company’s Common Stock, is incorporated into this Item 3.02 by reference. Such issuances of the Securities did not involve public offerings and were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Items 1.01 and 3.02 regarding the Partnership Agreement, Investor and Registration Rights Agreement and the Certificate of Designation is incorporated by reference into this Item 5.02. The descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, the Investor and Registration Rights Agreement and the Certificate of Designation, copies of which are filed as Exhibits 10.1, 10.2 and 3.1 hereto, respectively, and incorporated herein by reference.
Appointment of Directors
Effective as of the Closing Date, pursuant to the terms of the Partnership Agreement, Investor and Registration Rights Agreement and the Certificate of Designation and as approved by the Board, Messrs. Jason Downie, Edward Herring, Stephen Lipscomb and Drew Winston (each a TW Director and, collectively, the “TW Directors”) were appointed to fill four new positions on the Board, in each case to serve until the Company’s 2025 Annual Meeting of Stockholders or until his successor shall be elected and qualified, or, if earlier, until his death, disability, resignation, disqualification or removal from office.

Accordingly, as of consummation of the Transaction, the Board has eleven members, consisting of the seven individuals serving on the Board prior to consummation of the Transaction (six of which are independent under the rules of the New York Stock Exchange), and the four TW Directors.
None of the TW Directors are related to any officer or director of the Company. With respect to each of the TW Directors, there are no arrangements or understandings between such director and any other persons pursuant to which he will serve as a director, other than the Partnership Agreement, Investor and Registration Rights Agreement and the Certificate of Designation. There are no transactions or relationships between any of the TW Directors and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Jason Downie was appointed to serve on the Board on December 2, 2024. Mr. Downie is a co-founder of Tailwater Capital and has served as a Managing Partner since 2013. Prior to Tailwater, Mr. Downie was a partner from 2000 to 2012 with HM Capital where he also served on the Investment Committee. He joined HM Capital from Rice, Sangalis Toole and Wilson, a mezzanine private equity firm, where he was an Associate from 1999 to 2000. Prior to Rice, Sangalis Toole and Wilson, Mr. Downie was an Associate in the Equity Trading Group with Donaldson, Lufkin & Jenrette from 1992 until 1997, where he was responsible for energy and transportation. With a wealth of over 28 years in investment experience, he holds board positions at several prominent companies, including Goodnight Midstream, Pivotal Petroleum Partners, Pivotal Royalties Partners, Renovo Resources, Silver Creek Midstream, Tall Oak Midstream, and Triten Energy Partners. Mr. Downie earned a BBA in 1992 and MBA in 1999, both from The University of Texas at Austin.
Edward Herring was appointed to serve on the Board on December 2, 2024. Mr. Herring is a co-founder of Tailwater Capital and has served as a Managing Partner since 2013. Prior to co-founding Tailwater, Mr. Herring was a Partner with HM Capital and a member of the Investment Committee from 1998 until 2012. Prior to HM Capital, he worked in the Investment Banking Division of Goldman, Sachs from 1993 to 1996. Mr. Herring currently serves on the boards of Ash Creek Renewables, Blue Tide Environmental, Continuus Materials, Copperbeck Energy Partners, Cureton Midstream, Freestone, Frontier Carbon Solutions, Goodnight Midstream, Pivotal Petroleum Partners, Pivotal Royalties Partners, Producers Midstream and Silver Creek Midstream. Mr. Herring earned an MBA from Harvard Business School in 1998 and a BA from Stanford University in 1993.
Stephen Lipscomb was appointed to serve on the Board on December 2, 2024. Mr. Lipscomb is a Partner at Tailwater Capital and is responsible for evaluating, executing, and monitoring the firm’s investments. Prior to joining Tailwater in 2016, Mr. Lipscomb was a Senior Director with Crestwood Equity Partners from 2013 to 2016, a publicly traded midstream-focused master limited partnership. Mr. Lipscomb also worked for Brazos Private Equity Partners from 2009 until 2011, a middle market private equity firm with $1.4 billion of assets under management. From 2006 to 2009, he worked for JPMorgan as an analyst in their global investment banking practice. Mr. Lipscomb earned an MBA from the University of Texas in 2013 and a BS from Washington and Lee University in Mathematics and Engineering in 2006.
Drew Winston was appointed to serve on the Board on December 2, 2024. Since 2018, Mr. Winston has served as a Principal at Tailwater Capital where he is responsible for sourcing, evaluating, executing and monitoring the firm's investments. Prior to Tailwater Capital, Mr. Winston was the Director of Business Development & Finance at Sage Midstream, a portfolio company of Riverstone Holdings and Stonepeak Infrastructure Partners, from 2014 to 2018. From 2010 to 2012, Mr. Winston worked for Austin Ventures, a venture capital and private equity fund. He also worked in the investment banking group at Simmons and Company International from 2008 to 2010. Mr. Winston earned an MBA from the University of Virginia Darden School of Business in 2014, where he was awarded the Frank S. Batten Scholarship and Frank Genovese Fellowship, and a BBA in Finance from Texas A&M University in 2007.
The TW Directors will receive compensation for Board service consistent with compensation received by the Company’s other non-employee directors (which is described in the Partnership’s Proxy Statement filed with the SEC on April 9, 2024). The Board expects to consider the TW Directors for Board committees in normal course.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosure with respect to the Certificate of Designations set forth in Item 1.01 above is incorporated by reference into this Item 5.03.
Item 7.01. Regulation FD Disclosure.
On the Closing Date, the Company issued a press release announcing the Closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses or funds acquired.
The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.
(b) Pro forma financial information.
The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.
(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation, filed by the Company with the Secretary of State of the State of Delaware on December 2, 2024.
10.1
Sixth Amended and Restated Agreement of Limited Partnership of Summit Midstream Partners, LP, by and among Summit Midstream Corporation, Summit Midstream GP, LLC, and Tall Oak Midstream Holdings, LLC, dated as of December 2, 2024.

10.2	Investor and Registration Rights Agreement, by and between Summit Midstream Corporation and Tall Oak Midstream Holdings, LLC, dated as of December 2, 2024.
10.3
First Amendment to Amended and Restated Loan and Security Agreement, dated November 29, 2024, among Summit Midstream Corporation, Summit Midstream Partners, LP, Summit Midstream Holdings, LLC, the lenders party thereto and Bank of America, N.A., as agent for such lenders.

99.1	Press Release, dated December 2, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Corporation

Dated:	December 2, 2024	/s/ Matthew B. Sicinksi
Matthew B. Sicinski, Senior Vice President and Chief Accounting Officer
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